EXHIBIT 99

Empire Petroleum Reports Results for Fourth Quarter and Full Year 2024 and Provides Operational Updates

TULSA, OK – (March 27, 2025) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today reported operational and financial results for the fourth quarter and full year 2024, including year-end 2024 proved reserves.

FOURTH QUARTER AND FULL YEAR 2024 HIGHLIGHTS

o	Produced Q4-2024 net production volumes of 2,356 barrels of oil equivalent per day (“Boe/d”) including 1,581 barrels of oil per day (“Bbl/d”);
■	22% increase of BBl/d comparing Q4-2024 vs. Q4-2023;
■	Boe/d is comprised of 67% oil, 17% natural gas liquids (“NGLs”), and 16% natural gas;

o	Since initiating phase one of Enhanced Oil Recovery (“EOR”) efforts in the Starbuck Drilling Program (“Starbuck”) in North Dakota, Empire remains committed to leveraging advanced recovery technologies to optimize production and convert additional wells into injectors;
■	In Q4-2024, Empire secured approval from the North Dakota Industrial Commission (“NDIC”) to convert two more oil wells into injectors, further advancing its EOR strategy;
■	Converting three wells lowered the Company’s short-term production, while better positioning Empire for long-term production growth;

o	In Q4-2024, Empire officially filed a provisional patent application with the United States Patent and Trademark Office in connection with a technology it developed in relation to hydrocarbon vaporization;
■	The Company continues to advance the final design of the patent in preparation for field deployment;
■	Initial results from the 30-day peak period showed more than a 700% increase in Starbuck production, achieved using only temporary solutions at that time;
■	Final fabrication was 30% complete to the target design and Empire expects the intellectual property (“IP”) to be developed over the next 90-120 days;

o	As Empire continues to expand its technical focus into its Texas region, the Company successfully completed initial infrastructure to begin a new drilling program in Texas, which is expected to begin in 2025;

o	Year-end 2024 proved reserves were approximately 9.2 million barrels of oil equivalent (“MMBoe”), and the standardized measure of SEC proved reserves discounted at 10% was $98.4 million;
■	At year-end 2024, future net cash flows without the 10% discount applied was approximately $156.4 million;

o	Empire successfully completed two rights offerings in 2024, both anchored by its largest shareholders and bolstered by additional shareholder participation, reflecting optimism in Empire’s long-term growth strategy;
■	In Q1-2024, Empire launched a $20.7 million rights offering (“April Rights Offering”) at $5.00 per share, and due to strong demand, the offering was ultimately oversubscribed upon its conclusion in Q2-2024;
■	Following this success, the Company completed a second rights offering (“November Rights Offering”) in Q4-2024, raising an additional $10.0 million at $5.05 per share, which was also oversubscribed, underscoring shareholder confidence in the Company’s operational and financial outlook;

o	In Q4-2024, Empire increased its revolving credit facility with Equity Bank from $10.0 million to $20.0 million, with the expansion immediately providing over $11.0 million in additional capacity, which highlights the strong relationship with Equity Bank and the financial institution’s continued confidence in the Company’s performance and growth trajectory; and

o	Reported full year 2024 total product revenue of $44.0 million, a net loss of $16.2 million, or ($0.54) per diluted share;
■	Adjusted EBITDA of $0.7 million for full year 2024 compared to ($2.4) million in 2023;
■	Loss is primarily related to operational challenges on the initial production optimization associated with the EOR in North Dakota. Empire anticipates resolving these non-recurring production issues in Q2-2025.

2025 OUTLOOK

“As an emerging, agile company, Empire Petroleum has a unique ability to pivot quickly as we receive new data and insights. This flexibility is a tremendous advantage in the dynamic energy sector, allowing us to efficiently allocate capital and resources to the most promising opportunities where they will have the greatest impact,” said Phil Mulacek, Chairman of the Board of Empire. “Each new set of data and developments strengthens our confidence in our forward plan, ensuring the best results for our shareholders.”

Mike Morrisett, President and CEO, added “with assets spanning multiple regions, Empire has the ability to shift our focus based on the latest geological, operational, and technical information. We continue to build on our progress in Starbuck and drive responsible energy development. At the same time, we are actively integrating new information to refine our approach ensuring that we adapt to evolving conditions while optimizing our performance. We are confident this level of adaptability positions us well for long-term success.”

North Dakota – Williston Basin:

o	Empire anticipates completing the final equipment portion of the first EOR phase, which should allow the Company to increase production to its original levels, and as the technology is implemented, Empire anticipates production growth; and
o	In February 2025, Empire secured NDIC approval for five new drilling permits for horizontal wells, as the Company continues to advance its growth strategy.

New Mexico – Permian Basin:

o	From Q4-2024 to Q1-2025, Empire completed 19 workovers in the region, underscoring the Company’s commitment to maximizing well productivity, extending asset life, and optimizing operational output;
■	The work completed during this period ensures continued production and mitigates a potential decline; and
o	Empire continues the legal and regulatory actions against a third-party trespassing on the New Mexico water floods.

Texas – East Texas Basin:

o	Empire will continue to use new technology, including the technical IP developed in other areas, which will allow the Company to expand its capacity for potential new joint ventures benefiting Empire and the companies it partners with.

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL AND OPERATIONAL RESULTS

	Q4-24	Q3-24	% Change Q4-24 vs. Q3-24	Q4-23	% Change Q4-24 vs. Q4-23

Net equivalent sales (Boe/d)	2,356	2,460	-4%	2,011	17%
Net oil sales (Bbls/d)	1,581	1,573	1%	1,294	22%
Realized price ($/Boe)	$46.48	$48.12	-3%	$53.50	-13%
Product Revenue ($M)	$10,076	$10,892	-7%	$9,898	2%
Net Loss ($M)	($4,193)	($3,640)	-15%	($4,797)	13%
Adjusted Net Loss ($M)[1]	($4,193)	($3,829)	-10%	($5,753)	27%
Adjusted EBITDA ($M)[1]	($260)	($56)	-362%	($2,917)	91%

_____________________________

1 Adjusted net loss and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

Net sales volumes for Q4-2024 were 2,356 Boe/d, including 1,581 barrels of oil per day; 397 barrels of NGLs per day, and 2,268 thousand cubic feet per day (“Mcf/d”) or 378 Boe/d of natural gas. Oil sales volumes for 2024 increased compared to prior year by approximately 93,000 barrels or 19% primarily due to new wells completed in North Dakota during Q3-2024 as well as the acquisition of additional working interest in New Mexico.

Empire reported 2024 total product revenue of $44.0 million versus $40.1 million in 2023. Contributing to the increase were higher oil sales volumes in North Dakota due to the Company’s Starbuck Drilling Program offset by a slight decline in commodity prices.

Lease operating expenses in 2024 decreased to $27.5 million versus $28.6 million for 2023, primarily due to lower workover activities of $5.9 million in 2024 compared to $12.0 million for 2023, partially offset by higher expenses related to an increase in production. Higher workover expense in 2023 was primarily related to work performed on wells in New Mexico to workover wells in the region to enhance and maintain production. These costs are part of the damages Empire seeks to recover under litigation.

Production and ad valorem taxes for 2024 were $3.8 million versus $3.0 million in 2023, as a result of higher product revenues.

Depreciation, Depletion, and Amortization (“DD&A”) and Accretion for 2024 was $11.3 million versus $4.9 million for 2023. The increase in DD&A reflects higher production, the acquisition of additional working interest in New Mexico and the impact of the capitalized costs associated with new drilling activity in North Dakota. Accretion increased slightly due to new drilling activity related to the Starbuck Drilling Program.

General and administrative expenses, excluding share-based compensation expense, was $12.6 million, or $14.23 per Boe in 2024 versus $12.0 million, or $15.71 per Boe in 2023. The slight increase in expenses was primarily due to an increase in salaries and benefits associated with an increase in employee headcount.

Interest expense for 2024 was $1.5 million compared to $1.0 million for 2023, a slight increase due to a higher outstanding balance under the Company’s credit facility offset by lower interest rates.

Empire recorded a net loss of $16.2 million in 2024, or ($0.54) per diluted share, versus a 2023 net loss of $12.5 million, or ($0.55) per diluted share.

Adjusted EBITDA was $0.7 million for 2024 compared to Adjusted EBITDA of ($2.4) million in 2023.

YEAR-END 2024 PROVED RESERVES

The Company’s year-end 2024 SEC proved reserves were 9.2 MMBoe compared to 9.1 MMBoe at year-end 2023. The Company recorded 0.4 MMBoe for acquisitions/revisions and (0.3) MMBoe for extensions/production.

Year-end 2024 SEC proved reserves were comprised of approximately 76% crude oil, 13% NGLs, and 11% natural gas.

	Oil (MMBbls)	Gas (MMcf)	NGLs	MBOE
Balance, December 31, 2022	8,826	12,937	2,262	13,244
Acquisition of Reserves	36	19	5	44
Revisions	(1,625)	(5,998)	(960)	(3,585)
Extensions	175	—	—	175
Production	(488)	(854)	(136)	(766)
Balance, December 31, 2023	6,924	6,104	1,171	9,112
Acquisition of Reserves	198	240	35	274
Revisions	(90)	637	159	175
Extensions	550	—	—	550
Production	(581)	(917)	(150)	(884)
Balance, December 31, 2024	7,001	6,064	1,215	9,227

The acquisition of reserves for 2024 and 2023 primarily relate to additional working interests in certain of the Company’s New Mexico properties. The revisions for 2024 and 2023 primarily relate to changes in pricing and the extensions relate to increased volumes from our Starbuck Drilling Program.

The standardized measure of the Company’s reported SEC proved reserves, discounted at 10%, at year-end 2024 was $98.4 million. As of December 31 for each year:

	2024	2023
Future cash inflows	$537,303,424	$543,067,776
Future production costs	(324,214,760)	(350,439,800)
Future development costs	(38,681,208)	(42,475,160)
Future income tax expense	(18,019,644)	(25,201,886)
Future net cash flows	156,387,812	124,950,930
10% annual discount for estimated timing of cash flows	(58,022,633)	(41,934,370)
Standardized measure	$98,365,179	$83,016,560

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the properties' reserves. The prices for the properties’ reserves were as follows:

	2024	2023
Oil (Bbl)	$71.66	$75.45
Natural gas (MMBtu)	$0.95	$1.51
NGLs (Bbl)	$24.54	$9.82

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows as of December 31 for each year:

	2024	2023
Beginning of year	$83,016,560	$147,667,413
Net change in prices and production costs	(5,842,745)	(71,619,375)
Net change in future development costs	220,549	3,314,220
Oil and gas net revenue	(9,381,470)	(6,256,366)
Extensions	11,255,319	4,684,473
Acquisition of reserves	1,890,863	526,848
Revisions of previous quantity estimates	6,675,903	(55,329,684)
Net change in taxes	4,274,178	33,317,731
Accretion of discount	9,746,049	19,542,907
Changes in timing and other	(3,490,026)	7,168,393
End of year	$98,365,179	$83,016,560

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For 2024, Empire invested approximately $42.2 million in capital expenditures, primarily related to the continued drilling and completions activity in North Dakota.

As of December 31, 2024, Empire had approximately $2.3 million in cash on hand and approximately $8.7 million available on its credit facility.

Successful completion of the November Rights Offering in November 2024 with Empire receiving gross proceeds of $10.0 million at $5.05 per share.

UPDATED PRESENTATION

An updated Company presentation will be posted to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with their existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Mike Morrisett	Kali Carter
President & CEO	Communications & Investor Relations Manager
539-444-8002	918-995-5046
Info@empirepetrocorp.com	IR@empirepetrocorp.com

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenue:
Oil Sales	$9,445,145	$10,341,280	$9,106,041	$41,515,661	$36,684,494
Gas Sales	73,659	8,547	410,816	343,503	1,726,754
Natural Gas Liquids ("NGLs") Sales	557,671	541,755	381,497	2,132,666	1,660,256
Total Product Revenues	10,076,475	10,891,582	9,898,354	43,991,830	40,071,504
Other	10,766	15,269	15,705	47,348	70,480
Gain (Loss) on Derivatives	—	470,717	1,253,708	(388,886)	(65,693)
Total Revenue	10,087,241	11,377,568	11,167,767	43,650,292	40,076,291

Costs and Expenses:
Lease Operating Expense	5,881,309	6,733,611	7,956,264	27,545,028	28,625,481
Production and Ad Valorem Taxes	886,838	984,075	772,781	3,770,078	3,044,411
Depletion, Depreciation & Amortization	2,492,783	2,596,360	1,035,059	9,256,254	3,096,533
Accretion of Asset Retirement Obligation	519,827	509,131	478,881	2,006,756	1,756,022
General and Administrative Expense:
General and Administrative	3,712,825	3,635,917	4,536,237	12,581,859	12,034,184
Stock-Based Compensation	519,060	335,077	855,514	2,155,774	3,144,751
Total General and Administrative Expense	4,231,885	3,970,994	5,391,751	14,737,633	15,178,935

Total Cost and Expenses	14,012,642	14,794,171	15,634,736	57,315,749	51,701,382

Operating Loss	(3,925,401)	(3,416,603)	(4,466,969)	(13,665,457)	(11,625,091)

Other Income and (Expense):
Interest Expense	(268,694)	(196,306)	(328,445)	(1,515,269)	(1,000,427)
Other Income (Expense)	687	(26,705)	465	(1,017,263)	23,721
Loss before Taxes	(4,193,408)	(3,639,614)	(4,794,949)	(16,197,989)	(12,601,797)

Income Tax (Provision) Benefit	—	—	(2,528)	—	132,192

Net Loss	$(4,193,408)	$(3,639,614)	$(4,797,477)	$(16,197,989)	$(12,469,605)

Net Loss per Common Share:
Basic	$(0.13)	$(0.12)	$(0.20)	$(0.54)	$(0.55)
Diluted	$(0.13)	$(0.12)	$(0.20)	$(0.54)	$(0.55)
Weighted Average Number of Common Shares Outstanding:
Basic	33,034,333	31,619,333	23,912,271	30,064,856	22,718,890
Diluted	33,034,333	31,619,333	23,912,271	30,064,856	22,718,890

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2023	2023	2024	2023

Net Sales Volumes:
Oil (Bbl)	145,442	144,674	119,022	581,159	487,869
Natural gas (Mcf)	208,698	255,195	215,855	916,955	854,274
Natural gas liquids (Bbl)	36,556	39,137	30,011	150,091	136,013
Total (Boe)	216,781	226,344	185,009	884,076	766,261

Average daily equivalent sales (Boe/d)	2,356	2,460	2,011	2,416	2,099

Average Price per Unit:
Oil ($/Bbl)	$64.94	$71.48	$76.51	$71.44	$75.19
Natural gas ($/Mcf)	$0.35	$0.03	$1.90	$0.37	$2.02
Natural gas liquids ($/Bbl)	$15.26	$13.84	$12.71	$14.21	$12.21
Total ($/Boe)	$46.48	$48.12	$53.50	$49.76	$52.29

Operating Costs and Expenses per Boe:
Lease operating expense	$27.13	$29.75	$43.00	$31.16	$37.36
Production and ad valorem taxes	$4.09	$4.35	$4.18	$4.26	$3.97
Depreciation, depletion, amortization and accretion	$13.90	$13.72	$8.18	$12.74	$6.33
General & administrative expense:
General & administrative expense (excluding stock-based compensation)	$17.13	$16.06	$24.52	$14.23	$15.71
Stock-based compensation	$2.39	$1.48	$4.62	$2.44	$4.10
Total general & administrative expense	$19.52	$17.54	$29.14	$16.67	$19.81

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023

ASSETS
Current Assets:
Cash	$2,251,464	$7,792,508
Accounts Receivable	8,154,433	8,354,636
Derivative Instruments	—	406,806
Inventory	1,304,699	1,433,454
Prepaids	640,349	757,500
Total Current Assets	12,350,945	18,744,904

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	140,675,399	93,509,803
Less: Accumulated Depreciation, Depletion and Impairment	(31,974,184)	(22,996,805)
Total Oil and Gas Properties, Net	108,701,215	70,512,998
Other Property and Equipment, Net	1,391,113	1,883,211
Total Property and Equipment, Net	110,092,328	72,396,209

Other Noncurrent Assets	1,425,198	1,474,503

TOTAL ASSETS	$123,868,471	$92,615,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$10,452,237	$16,437,219
Accrued Expenses	10,347,990	7,075,302
Current Portion of Lease Liability	400,692	432,822
Current Portion of Note Payable - Related Party	—	1,060,004
Current Portion of Long-Term Debt	69,552	44,225
Total Current Liabilities	21,270,471	25,049,572

Long-Term Debt	11,266,127	4,596,775
Term Note Payable - Related Party	—	—
Long-Term Lease Liability	143,689	544,382
Asset Retirement Obligations	28,423,000	27,468,427
Total Liabilities	61,103,287	57,659,156

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 33,667,132 and 25,503,530 Shares Issued and Outstanding, Respectively	93,188	85,025
Additional Paid-in-Capital	143,488,803	99,490,253
Accumulated Deficit	(80,816,807)	(64,618,818)
Total Stockholders' Equity	62,765,184	34,956,460

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$123,868,471	$92,615,616

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Cash Flows From Operating Activities:
Net Loss	$(4,193,408)	$(3,639,614)	$(4,797,477)	$(16,197,989)	$(12,469,605)

Adjustments to Reconcile Net Loss to Net Cash
Provided By (Used In) Operating Activities:
Stock-Based Compensation	519,060	335,077	855,513	2,155,774	3,144,750
Amortization of Right of Use Assets	133,199	135,735	135,733	540,401	423,689
Depreciation, Depletion and Amortization	2,492,783	2,596,360	1,035,059	9,256,254	3,096,533
Accretion of Asset Retirement Obligation	519,827	509,131	478,881	2,006,756	1,756,022
(Gain) Loss on Derivatives	—	(470,717)	(1,253,708)	388,886	65,693
Settlement on or Purchases of Derivative Instruments	—	281,530	(266,653)	18,200	(353,695)
Loss on Financial Derivatives	—	—	—	998,000	—
Amortization of Debt Discount on Convertible Notes	—	—	—	500,382	—
(Gain) Loss on Extinguishment of Debt	—	26,705	—	10,094	—
Change in Operating Assets and Liabilities:
Accounts Receivable	(2,004,722)	2,277,310	(1,128,490)	(357,473)	(2,700,528)
Inventory, Oil in Tanks	194,507	(48,011)	131,230	128,755	(160,827)
Prepaids, Current	(64,009)	211,733	(165,768)	607,925	745,648
Accounts Payable	(7,254,138)	10,419,209	556,917	5,019,857	751,355
Accrued Expenses	1,073,329	41,175	649,185	2,144,204	(3,082,928)
Other Long Term Assets and Liabilities	(176,799)	135,172	(160,691)	(1,063,023)	(1,103,607)
Net Cash Provided By (Used In) Operating Activities	(8,760,371)	12,810,795	(3,930,269)	6,157,003	(9,887,500)

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	—	—	—	—	(2,094,419)
Additions to Oil and Natural Gas Properties	(4,460,338)	(18,615,643)	(8,950,338)	(53,219,169)	(14,546,873)
Purchase of Other Fixed Assets	(12,157)	(19,590)	(173,337)	(151,638)	(352,851)
Cash Paid for Right of Use Assets	(122,943)	(125,236)	(124,485)	(498,654)	(552,196)
Sinking Fund Deposit	—	—	—	—	2,779,000
Net Cash Used In Investing Activities	(4,595,438)	(18,760,469)	(9,248,160)	(53,869,461)	(14,767,339)

Cash Flows from Financing Activities:
Borrowings on Credit Facility	2,700,000	—	4,492,484	6,650,000	4,492,484
Proceeds from Promissory Note - Related Party	—	—	—	5,000,000	—
Proceeds from Rights Offerings, net of transaction costs	9,972,959	—	—	30,484,488	—
Proceeds from Bridge Loans from Related Parties	—	—	—	—	10,000,000
Principal Payments of Debt	(215,400)	(158,383)	(4,517,576)	(591,975)	(6,450,774)
Proceeds from Stock Issuance and Warrant Exercises	(2)	—	9,961,195	628,901	12,461,195
Net Cash Provided By Financing Activities	12,457,557	(158,383)	9,936,103	42,171,414	20,502,905

Net Change in Cash	(898,252)	(6,108,057)	(3,242,326)	(5,541,044)	(4,151,934)

Cash - Beginning of Period	3,149,716	9,257,773	11,034,834	7,792,508	11,944,442

Cash - End of Period	$2,251,464	$3,149,716	$7,792,508	$2,251,464	$7,792,508

Supplemental Cash Flow Information:
Cash Paid for Interest				$894,282	$650,637

EMPIRE PETROLEUM CORPORATION

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Loss”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net loss is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Net Loss	$(4,193,408)	$(3,639,614)	$(4,797,477)	$(16,197,989)	$(12,469,605)

Adjusted for:
(Gain) loss on derivatives	—	(470,717)	(1,253,708)	388,886	65,693
Settlement on or purchases of derivative instruments	—	281,530	(266,653)	18,200	(353,695)
(Gain) loss on financial derivatives	—	—	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820
COO severance (including employer taxes)	—	—	—	—	145,319
Professional fees for potential financing transactions	—	—	564,588	—	564,588

Adjusted Net Loss	$(4,193,408)	$(3,828,801)	$(5,753,250)	$(14,792,903)	$(11,672,880)

Diluted Weighted Average Shares Outstanding	33,034,333	31,619,333	23,912,271	30,064,856	22,718,890

Adjusted Net Loss Per Share	$(0.13)	$(0.12)	$(0.24)	$(0.49)	$(0.51)

The Company defines adjusted EBITDA as net loss plus net interest expense, depreciation, depletion, and amortization (“DD&A”), and accretion, amortization of right of use assets, income tax (provision) expense, and other adjustments. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income (loss), as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Net Loss	$(4,193,408)	$(3,639,614)	$(4,797,477)	$(16,197,989)	$(12,469,605)

Add Back:
Interest expense	268,694	196,306	328,445	1,515,269	1,000,427
DD&A	2,492,783	2,596,360	1,035,059	9,256,254	3,096,533
Accretion	519,827	509,131	478,881	2,006,756	1,756,022
Amortization of right of use assets	133,199	135,735	135,733	540,401	423,689
Income taxes	—	—	2,528	—	(132,192)
EBITDA	$(778,905)	$(202,082)	$(2,816,831)	$(2,879,309)	$(6,325,126)

Adjustments:
Stock based Compensation	519,060	335,077	855,514	2,155,774	3,144,751
(Gain) loss on derivatives	—	(470,717)	(1,253,708)	388,886	65,693
Settlement on or purchases of derivative instruments	—	281,530	(266,653)	18,200	(353,695)
(Gain) Loss on financial derivatives	—	—	—	998,000	—
CEO severance (including employer taxes)	—	—	—	—	374,820
COO severance (including employer taxes)	—	—	—	—	145,319
Professional fees for potential financing transactions	—	—	564,588	—	564,588

Adjusted EBITDA	$(259,845)	$(56,192)	$(2,917,090)	$681,551	$(2,383,650)